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                                                                    Exhibit 10.2

                             ARCH CAPITAL GROUP LTD.
                                20 Horseneck Lane
                               Greenwich, CT 06830


                                                                November 8, 2001


The Trident Partnership, L.P. ("TRIDENT I")    Warburg Pincus Private Equity VIII, L.P.
Craig Appin House                              Warburg Pincus International Partners, L.P.
8 Wesley Street                                Warburg Pincus Netherlands International
Hamilton HM 11 Bermuda                              Partners I, C.V.
                                               Warburg Pincus Netherlands International
Trident II, L.P. ("TRIDENT II")                     Partners II, C.V.
Craig Appin House                              (collectively, "WARBURG")
8 Wesley Street                                466 Lexington Avenue
Hamilton HM 11 Bermuda                         New York, NY  10017

Marsh & McLennan Capital Professionals         HFCP IV (Bermuda), L.P. ("H&F")
     Fund, L.P.                                c/o Hellman & Friedman LLC
Marsh & McLennan Employees' Securities         One Maritime Plaza
     Company, L.P.                             Suite 1200
(together, the "CO-INVESTMENT FUNDS")          San Francisco, CA  94111
c/o Maples and Calder Ugland House
South Church Street
George Town Grand Cayman
Cayman Islands, British West Indies

Marsh & McLennan Risk Capital Holdings,
     Ltd. ("MARSH")
1166 Avenue of the Americas
New York, NY  10036

Ladies and Gentlemen:

                  This letter agreement (this "AGREEMENT") confirms the agreement reached today among each of the parties signatories hereto regarding the participation of Trident II and the Co-Investment Funds in the purchase of a portion of the Securities, as contemplated by, and on the terms set forth in, this Agreement and the Subscription Agreement dated as of October 24, 2001 (the "SUBSCRIPTION AGREEMENT") by and among Arch Capital Group Ltd.

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("ARCH"), Warburg and H&F (the "PURCHASERS"), and certain other matters in connection therewith. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Subscription Agreement.

                  1. INVESTMENT BY TRIDENT II. Warburg hereby assigns, without recourse or warranty by it, to Trident II and the Co-Investment Funds (collectively, the "ASSIGNEES") the right, and obligation, to purchase an aggregate of $35,000,000 of the Securities on the terms and conditions set forth in the Subscription Agreement (except as explicitly modified hereby), as Purchasers under the Subscription Agreement. The Assignees acknowledge that their investment will be required to be made on the Closing Date, simultaneously with the investments being made by the Investors. The Assignees shall become "Purchasers" under the Subscription Agreement and "Investors" under the Shareholders Agreement (solely for purposes of Sections 3.4 and 5.3 and Article IV thereof and the provisions implementing the provisions described in paragraph 6(b) below); PROVIDED that:

                  (i) Warburg and H&F shall jointly have the sole right (on behalf of themselves and all other Purchasers) to make any and all determinations with respect to, or to take any and all actions necessary to effectuate the provisions of, Section B of the Subscription Agreement (including the right to approve any amendment or acceleration of, or to waive compliance by Arch with, any of the terms thereof), PROVIDED that the consequences of such determinations and actions by Warburg and H&F do not apply differently to any Assignee than to Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers existing in the Subscription Agreement (as modified by this Agreement) and such differences are not made more adverse to any Assignee or more favorable to Warburg and H&F as a result of such determination or action);

                  (ii) Warburg and H&F shall have the sole right to determine whether each condition for the Purchasers contained in Section C of the Subscription Agreement is satisfied;

                  (iii) the failure of the conditions set forth in Section C.2 of the Subscription Agreement due to any breach by any Assignee of any representation, warranty or covenant shall not affect the obligation of the Company to sell the Securities on the Closing Date to either Warburg or H&F;

                  (iv) the Assignees shall be subject to Section D.1 and D.2 of the Subscription Agreement, including the covenants thereunder;

                  (v) Assignees shall have no rights (including no right to consent to any action proposed to be taken by Arch under, or any right to waive compliance by Arch with, any covenant or agreement) as a "Purchaser" under Section D.4 of the Subscrip-

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         tion Agreement, it being acknowledged that each Assignee shall, however, have the obligations of a "Purchaser" under Sections D.4(d),
         (g) and (i) thereof; PROVIDED that any information provided to the Company pursuant to Section D.4(g) shall be held confidentially and not used for any purpose other than as set forth in Section D.4(g);

                  (vi) no Assignee shall be considered an "original signatory" to the Subscription Agreement for purposes of Section E.6 thereof, PROVIDED that no amendment, modification or waiver of Section E of the Subscription Agreement shall affect any Assignee differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers existing in the Subscription Agreement (as modified by this Agreement) and such differences are not made more adverse to any Assignee or more favorable to Warburg and H&F as a result of such determination or action);

                  (vii) no consent of any Assignee shall be required to effect any modification or amendment to the Subscription Agreement (including, without limitation, Schedules A and B, and Exhibits I, II and III thereto), unless such amendment or modification affects an Assignee differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers existing in the Subscription Agreement (as modified by this Agreement) and such differences are not made more adverse to any Assignee or more favorable to Warburg and H&F as a result of such determination or action);

                  (viii) the Assignees shall have no rights under Section F.2, and no right to assign under Section F.4, of the Subscription Agreement; and

                  (ix) for the avoidance of doubt, the Assignees shall become parties to the Shareholders Agreement as "Investors" solely for purposes of Sections 3.4 and 5.3 and Article IV thereof and the provisions thereof implementing the provisions of paragraph 6(b) below; it being further understood that Warburg and H&F can consent on behalf of all other Investors to (A) any amendment or modification whatsoever of the Sections of the Shareholders Agreement that do not apply to any Assignee and (B) any amendment or modification of the Sections of the Shareholders Agreement that do apply to any Assignee, so long as in the case of clause (B) such amendment or modification does not affect any Assignee differently than Warburg and H&F (or, if they apply differently, it is because of differences in the treatment of Warburg and H&F as opposed to other Purchasers existing in the Subscription Agreement or the Shareholders Agreement (as modified by this Agreement) and such differences are not made more adverse to any Assignee or more favorable to Warburg and H&F as a result of such determination or action).

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                                      -4-


                  2. TERMINATION OF MARSH BOARD OBSERVER RIGHTS. The parties acknowledge that the rights of Marsh & McLennan Risk Capital Holdings, Ltd. ("MARSH") under Section 5(g) of the Amended and Restated Subscription Agreement dated as of June 28, 1995 (the "1995 MARSH SUBSCRIPTION AGREEMENT") by and between Arch and Marsh, as amended by paragraph 2 of the Amendment to Amended and Restated Subscription Agreement dated as of October 31, 2000 by and between Arch and Marsh, have been terminated.

                  3. DESIGNATION OF TRIDENT DIRECTOR; REPORTS. The parties acknowledge that all rights of The Trident Partnership, L.P. ("TRIDENT I") under
Section 5(b) of the Amended and Restated Subscription Agreement dated as of June 28, 1995 (the "1995 TRIDENT SUBSCRIPTION AGREEMENT") between Arch and Trident I have been terminated. For so long as Trident I owns any equity interest in Arch, Arch agrees furnish to Trident I a copy of its annual and quarterly reports filed under the Securities Exchange Act of 1934.

                  4. CAPITAL COMMITMENT TO TRIDENT II. Arch is hereby released from any obligation (pursuant to the Trident II partnership agreement or otherwise) to make any additional capital contributions to Trident II; in respect of (i) any investment made by Trident II on or after the date hereof or
(ii) the expenses relating to any such investment; PROVIDED that Arch shall remain committed to fund its portion (equal to $4,662,388.79) of the outstanding capital call with respect to AXIS Specialty Limited. This release shall be without any penalty, forfeiture of rights or other adverse consequence to Arch or Arch's investment in Trident II, which shall continue with respect to Arch's interest in all investments of Trident II existing as of the date hereof and the AXIS investment. For the avoidance of doubt, Arch shall be entitled to its share of profits, losses and distributions, and be obligated for its share of management fees and partnership expenses, with respect to Arch's interest in all investments of Trident II existing as of the date hereof and the Axis investment. Subject to the foregoing, Arch shall continue to be a Trident II limited partner and be subject to the rights and obligations of limited partners, including the indemnification provisions. Upon the Closing Date, Arch and Trident II shall enter into an appropriate amendment to the Trident II partnership agreement to reflect the foregoing.

                  5. EXCHANGE/CANCELLATION OF MARSH'S WARRANTS. Effective upon the Closing Date, all of Marsh's 905,397 Class A Warrants of the Company shall be canceled in exchange for the issuance by Arch of 140,380 Common Shares. Effective upon the Closing Date, all of Marsh's 1,770,601 Class B Warrants of the Company shall be canceled in exchange for the payment by Arch of cash equal to $7.50 per Class B Warrant (such price aggregating $13,279,507.50). On the Closing Date, Marsh agrees to deliver to the Company all certificates representing such Class A Warrants and Class B Warrants (or a certificate of loss and related appropriate document), and the Company shall deliver the certificate(s), registered in the name of Marsh, representing the Common Shares issued to Marsh in exchange for its Class A Warrants. For the avoidance of doubt, any cancellation or exchange of Class B War-

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                                      -5-


rants made pursuant to the terms of this Section 5 shall have no effect on any amount that may become payable to the Purchasers under Section B.2 of the Subscription Agreement.

                  6. REGISTRATION; TAG-ALONG; TAKE-ALONG. (a) For the avoidance of doubt, the parties acknowledge that this Agreement does not affect the rights of Marsh under Section 6 (Registration Rights) of the 1995 Marsh Subscription Agreement or of Trident I under Section 6 (Registration Rights) of the 1995 Trident Subscription Agreement.

                  (b) Arch, the Purchasers and the Assignees also agree that the Shareholders Agreement will provide that:

                  (i) if any Assignee exercises its right under Section 4.3 thereof, any cutback pursuant to Section 4.4 thereof will treat the Assignees at least as favorably as Warburg and H&F (I.E., the Assignees will have priority under clause (b), and not under clause (c), thereof);

                  (ii) each Assignee will have the rights of a Tag-Along Investor under Section 5.1 thereof to participate ratably on the basis of securities owned in a Third Party Sale (excluding any sale or distribution described in the last sentence of Section 5.1 of the Shareholders Agreement) on the same terms as the Selling Investor (but, for the avoidance of doubt, not have the obligations of a Selling Investor under Section 5.1 thereof); PROVIDED that such Assignee shall only be responsible for its pro rata portion of any indemnification (except in respect of representations specifically relating to such Assignee);

                  (iii) in the event of a Third Party Sale (excluding any sale or distribution described in the last sentence of Section 5.1 of the Shareholders Agreement), the Selling Investor will have the right to require each Assignee to participate ratably on the basis of securities owned in such Third Party Sale on the same terms as the Selling Investor; PROVIDED that such Assignee shall only be responsible for its pro rata portion of any indemnification (except in respect of representations specifically relating to such Assignee).

                  (iv) each Assignee shall be subject to the restrictions of
         Section 5.2 of the Shareholders Agreement with respect to the Securities acquired by it under the Subscription Agreement and any securities acquired in respect thereof, to the same extent that Warburg and H&F are restricted with respect to the Securities acquired by them under the Subscription Agreement and any securities acquired in respect thereof.

"Tag-Along Investor," "Third Party Sale and "Selling Investor" have the meanings given to them in the Shareholders Agreement and to the extent necessary the term "Tag-Along Investor" shall be deemed to include more than one party.

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                  7. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation. Each of Trident I, Trident II, Marsh and the Co-Investment Funds agree (to the full extent of their current or future ownership of securities of Arch) to vote in favor of all matters to be submitted to shareholders of Arch in connection with the foregoing or the transactions contemplated by the Subscription Agreement (and the grants of any shares or options contemplated thereby or in connection therewith). Each of the parties will consult with each other with respect to the issuance of any press release or public announcement with respect to the foregoing.

                  8. NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, or mailed by registered or certified mail, return receipt requested, postage prepaid, to, the addresses (and shall be deemed effective at the time of receipt thereof):

                  (i)      If to Arch:

                           Arch Capital Group Ltd.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  Peter Appel, President and Chief
                                       Executive Officer
                           Facsimile:  (203) 861-7240

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                                      -7-


                  (ii) If to Trident I, Trident II, Marsh or the Employee Co-Investment Funds, to it at:

                           1166 Avenue of the Americas
                           New York, New York  10036
                           Attention:  Mark Dallara
                           Facsimile:  (212) 345-5627

                           and

                           c/o Marsh & McLennan Capital, Inc.
                           20 Horseneck Lane
                           Greenwich, CT  06830
                           Attention:  David Wermuth
                           Facsimile:  (203) 862-2925

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above. A notice hereunder shall not be deemed given until copies thereof are given as contemplated above. Notices to all other parties hereto shall be given in accordance with the Subscription Agreement.

                  9. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may be amended or the provisions thereof waived only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  10. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  11. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other party; PROVIDED that this Agreement may be assigned by a Purchaser consistent with an assignment in accordance with Section F.4 of the Subscription Agreement.

                  12. SEVERABILITY. In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the validity or enforceability of any other provision or part thereof.

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                  13. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the substantive laws of the State of New York, without giving effect to principles of conflicts of laws.

                  14. COUNTERPARTS. This Agreement and any instrument delivered in connection herewith may be executed in any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

                            [Signature pages follow]

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                                      -9-


                  Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate enclosed copy of this Agreement.


                                             Very truly yours,


                                             ARCH CAPITAL GROUP LTD.


                                             By: /s/ Peter A. Appel
                                                --------------------------------
                                             Name: Peter A. Appel
                                             Title: President and CEO


Agreed to and Accepted
As of the Date First Above Written:


THE TRIDENT PARTNERSHIP, L.P.


By: /s/ Martine Purssell
   ----------------------------------------------
Name: Martine Purssell
Title: Asst. Secretary, Trident Corp. General Partner


TRIDENT II, L.P.

By: MMC Capital, Inc., as Manager


By: /s/ David J. Wermuth
   ----------------------------------------------
Name: David J. Wermuth
Title: Principal

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                                      -10-


MARSH & MCLENNAN RISK
CAPITAL HOLDINGS, LTD.


By: /s/ Mark J. Dallara
   ----------------------------------------------
Name: Mark J. Dallara
Title: Assistant Secretary


MARSH & MCLENNAN CAPITAL
PROFESSIONALS FUND, L.P.

By: MMC Capital, Inc., as Manager


By: /s/ David J. Wermuth
   ----------------------------------------------
Name: David J. Wermuth
Title: Principal


MARSH & MCLENNAN EMPLOYEES'
SECURITIES COMPANY, L.P.

By: MMC Capital, Inc., as Manager


By: /s/ David J. Wermuth
   ----------------------------------------------
Name: David J. Wermuth
Title: Principal
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                                      -11-


HFCP IV (BERMUDA), L.P.

By:    H&F Investors IV, LLC,
       its General Partner

       By:    H&F Investors III, Inc.
              its Manager


By: /s/ John L. Bunce, Jr.
   ----------------------------------------------
Name: John L. Bunce, Jr.
Title: Vice President


WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS II, C.V.

       By:    Warburg, Pincus & Co.,
              its General Partner


By: /s/ Kewsong Lee
   ----------------------------------------------
Name: Kewsong Lee
Title: Partner